Exhibit 1.1


                         CARRAMERICA REALTY CORPORATION
                            (a Maryland Corporation)

                           6,000,000 Depositary Shares
       Each Representing 1/10 of an 8.550% Series C Cumulative Redeemable
                   Preferred Share (Par Value $.01 per share)
       (Liquidation Preference Equivalent to $25.00 Per Depositary Share)

                                 TERMS AGREEMENT

                                                         Dated: October 30, 1997


To:  CarrAmerica Realty Corporation
     1700 Pennsylvania Avenue, N.W.
     Washington, D.C. 20006

Attention:  Chairman of the Board of Directors

Ladies and Gentlemen:

         We (the "Representatives") understand that CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), proposes to issue and sell 6,000,000 depositary shares (the "Depositary Shares") each representing 1/10 of an 8.550% Series C Cumulative Redeemable Preferred Share (a "Series C Preferred Share"), of the Company (such Depositary Shares being collectively hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.

                                                                    Number of
                                                                      Initial
                                                                 Underwritten
              Underwriter                                          Securities
              -----------                                          ----------
Goldman, Sachs & Co...............................................  780,000
Legg Mason Wood Walker, Incorporated..............................  777,000
J.P. Morgan Securities Inc........................................  777,000
PaineWebber Incorporated..........................................  777,000
Prudential Securities Incorporated................................  777,000
Smith Barney Inc..................................................  777,000
BT Alex Brown Incorporated........................................   75,000
Donaldson, Lufkin & Jenrette Securities Corporation...............   75,000
EVEREN Securities, Inc............................................   75,000
Oppenheimer & Co., Inc............................................   75,000
Wheat First Butcher Singer........................................   75,000
J.C. Bradford & Co................................................   40,000
Cowen & Co........................................................   40,000
Crowell, Weedon & Co..............................................   40,000
Dain Bosworth Incorporated........................................   40,000
Fahnestock & Co. Inc..............................................   40,000
J.J.B. Hilliard, W.L. Lyons, Inc..................................   40,000
Interstate/Johnson Lane Corporation...............................   40,000
Johnston, Lemon & Co. Incorporated................................   40,000
Lafayette Investments, Inc........................................   40,000
McDonald & Company Securities, Inc................................   40,000
McGinn, Smith & Co., Inc..........................................   40,000
Morgan Keegan & Company, Inc......................................   40,000
The Ohio Company..................................................   40,000
Piper Jaffray Inc.................................................   40,000
Principal Financial Securities, Inc...............................   40,000
Rauscher Pierce Refsnes, Inc......................................   40,000
Raymond James & Associates, Inc...................................   40,000
The Robinson-Humphrey Company, LLC................................   40,000
Roney & Co., L.L.C................................................   40,000
Sutro & Co. Incorporated..........................................   40,000
Trilon International Inc..........................................   40,000
Tucker Anthony Incorporated.......................................   40,000
U.S. Clearing Corp................................................   40,000
Wedbush Morgan Securities Inc.....................................   40,000
                                                                  ---------
       Total                                                      6,000,000
                                                                  =========


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



         The Underwritten Securities shall have the following terms:


Title of Securities:                        Depositary Shares each representing 1/10 of an 8.550% Series C
                                            Cumulative Redeemable Preferred Stock (Par Value $.01 per
                                            share) (liquidation preference equivalent to $25.00 per
                                            Depositary Share).
Number of Shares:                           6,000,000.
Dividend Rate:                              8.550% of the liquidation preference per annum (equivalent to
                                            $2.1375 per share per annum per Depositary Share); Payable quarterly on the last day of February, May, August and
                                            November of each year.
Liquidation Preference:                     $25.00 per Depositary Share.
Ranking:                                    The Underwritten Securities will rank equally with the
                                            Company's Series A Preferred Shares and Series B Preferred
                                            Shares and senior to the Company's Common Stock.
Public offering price per share:            $25.00, plus accrued dividends, if any, from the date of
                                            original issue.
Purchase price per share:                   $24.2125.
Conversion provisions:                      The Series C Preferred Shares are not convertible into or
                                            exchangeable for any other property or securities of the
                                            Company.
Voting and other rights:                    If dividends on the Series C Preferred Shares are in arrears for six or more quarterly periods, whether or not such
                                            quarterly periods are consecutive, holders of the Depositary
                                            Shares representing the Series C Preferred Shares (voting
                                            separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are
                                            exercisable) will be entitled to vote for the election of two additional directors to serve on the Board of Directors of the
                                            Company until all such dividend arrearages are eliminated.
Number of Option Securities, if any, that
may be purchased by the Underwriters:       900,000.
Additional co-managers:                     Legg Mason Wood Walker, Incorporated, J.P. Morgan Securities
                                            Inc., PaineWebber Incorporated, Prudential Securities
                                            Incorporated and Smith Barney Inc.
Closing time, date and location:            November 6, 1997, 9:30 a.m. (EST), Hogan & Hartson L.L.P.,
                                            Columbia Square, 555 Thirteenth Street, N.W., Washington, DC
                                            20004-1109.


        All the provisions contained in the document entitled "CarrAmerica Realty Corporation -- Common Stock, Preferred Stock, Common Stock Warrants, Depositary Shares and Debt Securities Underwriting Agreement" to which this Terms Agreement is attached are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


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


       Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                            Very truly yours,

                                            GOLDMAN, SACHS & CO.
                                            LEGG MASON WOOD WALKER, INCORPORATED
                                            J.P. MORGAN SECURITIES INC.
                                            PAINEWEBBER INCORPORATED
                                            PRUDENTIAL SECURITIES INCORPORATED
                                            SMITH BARNEY INC.

                                            By: GOLDMAN, SACHS & CO.



                                            /s/ Goldman, Sachs & Co.
                                            ------------------------------------
                                            (Goldman, Sachs & Co.)
                                            For themselves and as
                                            Representatives of the Underwriters
                                            named herein.



Accepted:

CARRAMERICA REALTY CORPORATION



By: /s/ Brian K. Fields
    --------------------------------
    Name:  Brian K. Fields
    Title: Chief Financial Officer

                             Underwriting Agreement

                         CARRAMERICA REALTY CORPORATION
                            (a Maryland corporation)


              Common Stock, Preferred Stock, Common Stock Warrants,
                      Depositary Shares and Debt Securities

                             UNDERWRITING AGREEMENT

                                                                October 30, 1997


GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

                  CarrAmerica Realty Corporation (the "Company") may from time to time offer in one or more series its (i) unsecured debt securities ("Debt Securities"), (ii) preferred stock, $.01 par value ("Preferred Stock"), (iii) common stock, $.01 par value ("Common Stock"), (iv) warrants exercisable for Common Stock ("Common Stock Warrants") and (v) shares of Preferred Stock represented by depositary shares ("Depositary Shares"), with an aggregate public offering price of up to $1,000,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities, Preferred Stock, Common Stock, Common Stock Warrants, and Depositary Shares (collectively, the "Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements as hereinafter defined. The Common Stock Warrants will be issued pursuant to a Common Stock Warrant Agreement (the "Warrant Agreement") between the Company and a warrant agent (the "Warrant Agent"). The Debt Securities will be issued under one or more indentures, as amended or supplemented (each, an "Indenture"), between the Company and a trustee (a "Trustee"). The Company may issue receipts for the Depositary Shares (the "Depositary Receipts"), each of which will represent a fractional interest of a share of a particular series of Preferred Stock, pursuant to a deposit agreement (each, a "Deposit Agreement") among the Company, the depositary identified therein (the "Depositary") and the registered holders of the Depositary Receipts issued thereunder. Each series of Preferred Stock may vary as to the specific number of shares, title, liquidation preference, issuance price, ranking, dividend rate or rates (or method of calculation), dividend payment dates, any redemption or sinking fund requirements, any conversion provisions and any other variable terms as set forth in the applicable articles supplementary (each, an "Articles Supplementary") relating to such Preferred Stock as issued from time to time. Each series of Debt Securities may vary as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption or repayment provisions, conversion provisions and any other variable terms which the Indenture contemplates may be set forth in the Debt Securities as issued from time to time. As used herein, "the Representatives," unless the context otherwise requires, shall mean the parties to whom this Agreement is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as hereinafter defined) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

                  Whenever the Company determines to make an offering of Securities through the Representatives or through an underwriting syndicate managed by the Representatives, the Company will enter into an agreement (the "Terms Agreement") providing for the sale of such Securities (the "Underwritten Securities") to, and the purchase and offering thereof by, the Representatives and such other underwriters, if any, selected by the Representatives as have authorized the Representatives to enter into such Terms Agreement on their behalf (the "Underwriters," which term shall include the Representatives whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the amount of Underwritten Securities to be initially issued (the "Initial Underwritten Securities"), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the amount of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of such of the Representatives or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, of the Initial Underwritten Securities, the time and place of delivery and payment and any other variable terms of the Initial Underwritten Securities (including, but not limited to, current ratings, designations, liquidation preferences, voting and other rights, denominations, interest rates or formulas, interest payment dates, maturity dates and conversion, redemption or repayment provisions applicable to the Initial Underwritten Securities). In addition, each Terms Agreement shall specify whether the Underwriters will be granted an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the aggregate amount of Underwritten Securities subject to such option (the "Option Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Representatives and the Company. Each offering of Underwritten Securities through the Representatives or through an underwriting syndicate managed by the Representatives will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-22353) for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement (as amended, if applicable) has been declared effective by the Commission and an Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule

430A(b) of the 1933 Act Regulations), and each prospectus supplement relating to the offering of Underwritten Securities pursuant to Rule 415 of the 1933 Act Regulations (the "Prospectus Supplement"), including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided that if any revised Prospectus shall be provided to the Representatives by the Company for use in connection with the offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Representatives for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. Any registration statement (including any supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) of the 1933 Act Regulations (a "Rule 462(b) Registration Statement") shall be deemed to be part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in the Rule 462(b) Registration Statement and any term sheet as contemplated by Rule 434 of the 1933 Act Regulations (a "Term Sheet") shall be deemed to be part of the Prospectus. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, preliminary prospectus supplement, Prospectus or Prospectus Supplement or any Term Sheet or any amendment or supplement to the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System.

                  The term "Subsidiary" means a corporation or a partnership a majority of the outstanding voting stock, partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, Carr Realty, L.P., a Delaware limited partnership ("Carr L.P."), or CarrAmerica Realty, L.P., a Delaware limited partnership ("CarrAmerica L.P." and together with Carr L.P., the "Partnerships"), as the case may be, or by one or more other Subsidiaries of the Company or either Partnership.

         SECTION  1.   Representations and Warranties of the Company.

                       (a) The Company represents and warrants to the Representatives, as of the date hereof, and to the Representatives and each other Underwriter named in the applicable Terms Agreement, as of the date thereof (in each case, a "Representation Date"), as follows:

                                    (i) The Registration Statement and the
         Prospectus, at the time the Registration Statement became effective, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act Regulations and, at the time any Debt Securities are issued, will comply with the 1939 Act and the rules and regulations thereunder (the "1939 Act Regulations"). The Registration Statement, at the time the Registration Statement became effective, did not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each Representation Date and Closing Time (as hereinafter defined) (unless the term "Prospectus" refers to a prospectus which has been provided to the Representatives by the Company for use in connection with an offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it was first provided to the Representatives for such use) will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 under the 1939 Act (the "Statement of Eligibility") of a Trustee under an Indenture. If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Company has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees therefor.

                                    (ii) The documents incorporated or deemed to
         be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or Closing Time or during the period specified in Section 3(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    (iii) The accountants who certified the
         financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                                    (iv) The financial statements (including the
         notes thereto) included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the Company's ratios of earnings to fixed charges (actual and, if any, proforma) included in the Prospectus under the captions "Ratios of Earnings to Fixed Charges" and in Exhibit 12.1 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. Pro forma financial information included in or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the 1933 Act, the 1933 Act Regulations and guidelines of the American Institute of Certified Public Accountants with respect to pro forma financial information and includes all adjustments necessary to present fairly in all material respects the pro forma financial position of the Company at the respective dates indicated (if such financial position is presented) and the results of operations for the respective periods specified.

                                    (v) No stop order suspending the
         effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or either Partnership, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or either Partnership, threatened by the Commission or by the state securities authority of any jurisdiction.

                                    (vi) Since the respective dates as of which
         information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets or business affairs of the Company, the Partnerships, and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (B) no material casualty loss or material condemnation or other material adverse event with respect to any of the interests held directly or indirectly in any of the real properties owned, directly or indirectly, by the Company, either Partnership or any Subsidiary (the "Properties") or any entity wholly or partially owned by the Company, either Partnership or any Subsidiary has occurred; (C) there have been no acquisitions or transactions entered into by the Company, either Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to such entities or would result, upon consummation, in any material inaccuracy in the representations contained in Section 1(a)(iv) above; (D) except for regular quarterly dividends on the Common Stock, and dividends on the Preferred Stock, if any, and distributions by either of the Partnerships with respect to its partnership interests ("Units"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by either of the Partnerships with respect to its Units; and (E) with the exception of transactions in connection with stock and Unit options and in connection with dividend reinvestment plans, the issuance of shares of Common Stock upon the exchange of Units and the issuance of Units in connection with the acquisition of real or personal property, there has been no change in the capital stock or in the partnership interests or membership interests, as the case may be, of the Company, either of the Partnerships or any Subsidiary, and no increase in the indebtedness of the Company, either of the Partnerships, or any Subsidiary, that is material to the Company, the Partnerships and the Subsidiaries, considered as one enterprise.

                                    (vii) The Company has been duly formed, and
         is validly existing and in good standing as a corporation under the laws of Maryland with corporate power and authority to conduct the business in which it is engaged or proposes to engage and to own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Terms Agreement, any Warrant Agreement and any Indenture.

                                    (viii) Each of the Partnerships and the
         Subsidiaries has been duly formed, and is validly existing and in good standing as a corporation or partnership under the laws of its jurisdiction of organization, with partnership or corporate power and authority to conduct the business in which it is engaged or proposes to engage and to own, lease and operate its properties as described in the Prospectus.

                                    (ix) Each of the Company, the Partnerships
         and the Subsidiaries is duly qualified or registered as a foreign partnership or corporation in good standing and authorized to do business in each jurisdiction in which such qualification is required whether by reason of the ownership, leasing or management of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company, the Partnerships and the Subsidiaries considered as one enterprise (a "Material Adverse Effect").

                                    (x) The capital stock of the Company as of
         the date specified in the Prospectus is as set forth therein under "Capitalization." All the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal, state or foreign securities laws).

                                    (xi) Except for transactions described in
         the Prospectus and transactions in connection with stock and Unit options and in connection with dividend reinvestment plans and exchanges of Units, there are no outstanding securities convertible into or exchangeable for any capital stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares, Units or other securities of the Company, the Partnerships or the Subsidiaries.


                                    (xii) The applicable Underwritten
         Securities, if such Underwritten Securities are Common Stock, Preferred Stock or Depositary Shares have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company, pursuant to this Agreement and the applicable Terms Agreement against payment of the consideration set forth in the Terms Agreement, will be validly issued, fully paid and non-assessable. Upon payment of the purchase price and delivery of such Underwritten Securities in accordance herewith, each of the Underwriters will receive good, valid and marketable title to such Underwritten Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The terms of such applicable Underwritten Securities conform in all material respects to all statements and descriptions related thereto contained in the Prospectus. The form of stock certificate or depositary receipt to be used to evidence the applicable Underwritten Securities will be in due and proper form and will comply with all applicable legal requirements. The issuance of such applicable Underwritten Securities is not subject to any preemptive or other similar rights, except as described in the Prospectus. In addition, upon deposit by the Company of any Preferred Stock represented by Depositary Shares with the applicable Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Depositary Shares, in each case pursuant to the applicable Deposit Agreement, such Depositary Shares will represent legal and valid interests in such Preferred Stock. No holder of Preferred Stock or Depositary Receipts evidencing Depositary Shares will be subject to personal liability by reason of being such a holder. The applicable Articles Supplementary will be in full force and effect prior to the Closing Time.

                                    (xiii) If applicable, the Common Stock
         Warrants have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered in the manner provided for in this Agreement and any Terms Agreement and countersigned by the Warrant Agent as provided in the Warrant Agreement, against payment of the consideration therefor specified in the applicable Terms Agreement, will be duly executed, countersigned, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement under which they are issued. Upon payment of the purchase price and delivery of such Underwritten Securities in accordance herewith, each of the Underwriters will receive good, valid and marketable title to such Underwritten Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The terms of the Common Stock Warrants conform in all material respects to all statements and descriptions related thereto contained in the Prospectus. The issuance of the Common Stock Warrants is not subject to any preemptive or other similar rights, except as described in the Prospectus.

                                    (xiv) The applicable Underwritten
         Securities, if such Underwritten Securities are Debt Securities, are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in this Agreement, any Terms Agreement and the applicable Indenture, against payment of the consideration therefor specified in the applicable Terms Agreement, such Debt Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and such Debt Securities will be enforceable against the Company in accordance with their terms; provided, however, that the enforceability of the foregoing may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles. Upon payment of the purchase price and delivery of such Underwritten Securities in accordance herewith, each of the Underwriters will receive good, valid and marketable title to such Underwritten

         Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The terms of such applicable Underwritten Securities conform in all material respects to all statements and descriptions related thereto in the Prospectus. Such Underwritten Securities rank and will rank on a parity with all unsecured indebtedness (other than subordinated indebtedness) of the Company that is outstanding on the Representation Date or that may be incurred thereafter, and senior to all subordinated indebtedness of the Company that is outstanding on the Representation Date or that may be incurred thereafter, except that such Underwritten Securities will be effectively subordinated to the prior claims of each secured mortgage lender to any specific Property which secures such lender's mortgage.

                                    (xv) If applicable, the Common Stock
         issuable upon conversion of any of the Debt Securities or the Preferred Stock (including Preferred Stock represented by Depositary Shares) and upon exercise of the Common Stock Warrants will have been duly and validly authorized and reserved for issuance upon such conversion or exercise by all necessary action and such stock, when issued upon such conversion or exercise, will be duly and validly issued, fully paid and non-assessable, and the issuance of such stock upon such conversion or exercise will not be subject to preemptive or other similar rights except as described in the Prospectus. The Common Stock so issuable conforms in all material respects to all statements relating thereto contained in the Prospectus.

                                    (xvi) The applicable Warrant Agreement, if
         any, will have been duly authorized, executed and delivered by the Company prior to the issuance of any applicable Underwritten Securities, and will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms; provided, however, that the enforceability of the foregoing may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles. The Warrant Agreement conforms in all material respects to all statements relating thereto contained in the Prospectus.

                                    (xvii) If the Underwritten Securities being
         sold pursuant to the applicable Terms Agreement include Depositary Shares or if Debt Securities are convertible into Depositary Shares represented by Preferred Stock, the applicable Deposit Agreement has been, or prior to the issuance of such Depositary Shares will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Each registered holder of a Depositary Receipt under the applicable Deposit Agreement will be entitled to the proportional rights, preferences and limitations of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt and to such other rights as are granted to such registered holder in such Deposit Agreement.

                                    (xviii) (A) This Agreement has been duly and
         validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Representatives, is a valid and binding agreement of the Company, and (B) at the Representation Date, the Terms Agreement will have been duly and validly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Representatives, will be valid and binding agreements, enforceable in accordance with its or their terms; provided, however, that the enforceability of the foregoing may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles.

                                    (xix) If applicable, the Indenture (A) has
         been duly qualified under the 1939 Act, will have been duly and validly authorized, executed and delivered by the Company prior to the issuance of any applicable Underwritten Securities, and when executed and delivered by the Trustee, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms; provided, however, that the enforceability of the foregoing may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles; and (B) conforms in all material respects to the description thereof in the Prospectus.

                                    (xx) None of the Company, the Partnerships
         or any Subsidiary is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of its property or assets is subject, which violation or default separately or in the aggregate would have a Material Adverse Effect.

                                    (xxi) The issuance of the Underwritten
         Securities, the execution and delivery of this Agreement, the applicable Terms Agreement, any Warrant Agreement, any Deposit Agreement and any Indenture and the performance of the obligations set forth herein or therein, and the consummation of the transactions contemplated hereby and thereby will not (A) result in the creation of any lien, charge or encumbrance upon the Properties, and (B) conflict with or constitute a breach or violation by the parties thereto of, or default under, (1) any material contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which the Company, either of the Partnerships or any Subsidiary is a party, or by which they, any of them, any of their respective properties or other assets or any Property (including, without limitation, partnership and other interests in partnerships or other entities which own direct or indirect interests therein) is or may be bound or subject, (2) the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be, of the Company, the Partnerships or any Subsidiary or (3) any applicable law, rule, order, administrative regulation or administrative or court decree.

                                    (xxii) There is no action, suit or
         proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company and the Partnerships, threatened against or affecting the Company, either of the Partnerships, any Subsidiary, any Property or any officer or director of the foregoing that is required to be disclosed in the Registration Statement (other than as disclosed therein), and that, if determined adversely to the Company, the applicable Partnership, any Subsidiary, any Property, or any such officer or director, would reasonably be expected to result in any Material Adverse Effect, or which might materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement, any Warrant Agreement, any Deposit Agreement, the Indenture, if any, or the transactions contemplated herein and therein. There is no pending legal or governmental proceeding to which the

         Company, either of the Partnerships or any Subsidiary is a party or of which any of their respective properties or assets or any Property (including, without limitation, partnership and other interests in partnerships or other entities which own direct or indirect interests therein), is the subject, including ordinary routine litigation incidental to the business or operations of the foregoing, that is or would reasonably be expected to be, material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Partnerships and the Subsidiaries, considered as one enterprise. There are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement.

                                    (xxiii) At all times beginning with its
         taxable period ended December 31, 1993, the Company has been, and upon the sale of the applicable Underwritten Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

                                    (xxiv) None of the Company, the Partnerships
         or any Subsidiary is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                                    (xxv) The Company, the Partnerships and the
         other Subsidiaries own or possess the trademarks, service marks and trade names (collectively, "proprietary rights") that are material to the businesses now operated or proposed to be operated by them and that are currently employed or proposed to be employed by them in connection with such businesses, and none of the Company, the Partnerships or any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any such proprietary rights.

                                    (xxvi) All authorizations, approvals or
         consents of any court or government authority or agency or other entity or person that are necessary in connection with the offering, issuance or sale of the Underwritten Securities hereunder by the Company have been obtained, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws with respect to the Underwritten Securities.

                                    (xxvii) Each of the Company, the
         Partnerships and the Subsidiaries possesses such certificates, authorizations or permits issued by the appropriate regulatory agencies or bodies necessary to conduct the business now conducted by it, or proposed to be conducted by it, and none of the Company, either of the Partnerships or any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Partnerships and the Subsidiaries considered as one enterprise.

                                    (xxviii) No material labor dispute with the
         employees of the Company, either of the Partnerships or any Subsidiary exists or, to the knowledge of the Company or either of the Partnerships is imminent.

                                    (xxix) Except as disclosed in the
         Prospectus, (A) to the knowledge of the Company, the Environment (as defined below) at each Property is free of any Hazardous Substance (as defined below) except for any Hazardous Substance that would not reasonably be expected to have any material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Property, the Company, the Partnerships and the Subsidiaries considered as one enterprise; (B) none of the Company, the Partnerships or any Subsidiary and, to the knowledge of the Company and the Partnerships, no prior owner of any Property has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property in an amount that would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of any Property, the Company, the Partnerships and the Subsidiaries considered as one enterprise and no condition exists on, in or under any Property or, to the knowledge of the Company or the Partnerships, any property adjacent to any Property that could reasonably be expected to result in the occurrence of material liabilities under, or any material violations of, any Environmental Law (as defined below) applicable to such Property, give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute an environmental hazard to any property, person or entity; (C) none of the Company, the Partnerships or any Subsidiary is engaged in or intends to engage in any manufacturing or any other similar operations at any Property and, to the knowledge of the Company and the Partnerships, no prior owner of any Property engaged in any manufacturing or any similar operations at any Property that (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than paints, stains, cleaning solvents, insecticides, herbicides, or other substances that are used in the ordinary course of operating any Property and in compliance with all applicable Environmental Laws) or (2) require permits or are otherwise regulated pursuant to any Environmental Law; (D) none of the Company, the Partnerships or any Subsidiary and, to the knowledge of the Company and the Partnerships, no prior owner of any Property has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on any Property or pertaining to other property at which Hazardous Substances generated at any Property have come to be located; (E) none of the Company, the Partnerships or any Subsidiary and, to the best knowledge of the Company and the Partnerships, no prior owner of any Property has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; and (F) no Property (1) is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA as a potential CERCLA removal, remedial or response site or (2) is included or proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Company, either of the Partnerships or any Subsidiary received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list.

                  As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation, pollutant or waste, including any such substance, pollutant or waste identified, listed or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, as the same may now or hereafter be amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 3202, as the same may now or hereafter be amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings and structures; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. ss. 9601, et seq.) ("CERCLA"), the Resource Conservation Recovery Act, as amended (42 U.S.C. ss. 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. ss. 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601, et seq.), the Toxic Substances Control Act, as amended (29 U.S.C. ss. 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801, et seq.), together with all rules, regulations and orders promulgated thereunder and all other federal, state and local laws, ordinances, rules, regulations and orders relating to the protection of the environment from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any material mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

                                    (xxx) Each of the Company, the Partnerships
         and the Subsidiaries has filed all federal, state, local and foreign income and franchise tax returns which have been required to be filed and each such tax return was filed on or prior to the date on which such tax return was required to be filed or, in lieu of such timely filings, each of the Company, the Partnerships, or the Subsidiaries, as the case may be, has duly and timely filed such applications for extension as may be required to effect all necessary extensions (such extensions having been obtained and remaining in full force and effect) and has paid all taxes shown thereon as due and payable and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax assessment, fine or penalty that is being contested in good faith through appropriate proceedings and as to which appropriate reserves have been established.

                                    (xxxi) Except as disclosed in the
         Registration Statement and except for (i) persons who received Units or shares of Common Stock in connection with the formation of the Company, or (ii) persons who received shares of Common Stock, options to acquire shares of Common Stock or Units in connection with transactions with the Partnerships or the Company, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                                    (xxxii) Each of the Company, the
         Partnerships and the Subsidiaries (or the partnership or other entity owning the Property) has obtained title insurance insuring good, marketable and lien free title to the Properties owned by them (other than the Properties in which the applicable entity owns less than a majority interest), subject only to customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use thereof for the purposes intended therefor as contemplated by the Prospectus on each of such Properties.

                                    (xxxiii) The Common Stock will be listed on
         the New York Stock Exchange on the applicable Representation Date and at the applicable Closing Time. If so stated in the applicable Prospectus Supplement as of the applicable Representation Date, the Preferred Stock, Common Stock Warrants and Depositary Shares, as applicable, will have been approved for listing on the New York Stock Exchange upon notice of issuance.

                                    (xxxiv) Unless otherwise agreed to by the
         Representatives, the Preferred Stock, Debt Securities and Depositary Shares will have an investment grade rating from one or more nationally recognized statistical rating organizations at the Representation Date and at the applicable Closing Time.

                                    (xxxv) If the Underwritten Securities are
         Debt Securities, then immediately following the application of the proceeds of the sale of the Underwritten Securities in the manner set forth in the Prospectus, the mortgages and deeds of trust encumbering the Properties and assets described in the Prospectus will not be convertible and none of the partnerships or other entities owning an interest in the Properties nor any person related to or affiliated with such partnerships or other entities will hold a participating interest therein and said mortgages and deeds of trust will not be cross-defaulted or cross-collateralized with any property not owned directly or indirectly by the Company, the Partnerships or the Subsidiaries.

                                    (xxxvi) Each of the Company, the
         Partnerships and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Company, the Partnerships and the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement and the Prospectus.

                                    (xxxvii) The Company has not taken and will
         not take, directly or indirectly, any action prohibited by Regulation M under the 1934 Act.

                                    (xxxviii) The assets of the Company and the
         Partnerships do not constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

                          (b) Any certificate signed by any officer of the
Company, either of the Partnerships or of any of the Subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

         SECTION 2.   Sale and Delivery to Underwriters; Closing.

                          (a) The several commitments of the Underwriters to
purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions set forth herein or in the applicable Terms Agreement.

                          (b) In addition, on the basis of the representations
and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities. Such option, if granted, will expire 30 days (or such lesser number of days as may be specified in the applicable Terms Agreement) after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time, date and place of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days nor earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total number of Initial Underwritten Securities (except as otherwise provided in the applicable Terms Agreement), subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Underwritten Securities.

                          (c) Payment of the purchase price for, and delivery of
certificates for, the Underwritten Securities to be purchased by the Underwriters shall be made at the offices of Rogers & Wells, 200 Park Avenue, New York, New York 10166, or at such other place as shall be agreed upon by the Representatives and the Company at 9:30 a.m. on the fourth business day (or the third business day if required under Rule 15c6-1 of the 1934 Act, or unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by the Representatives and the Company (each referred to herein as a "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of Rogers & Wells, or at such other place as shall be agreed upon by the Representatives and the Company on each Date of Delivery as specified in the notice from the Representatives to the Company. Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company by wire transfer of Federal or similar same day funds payable to the order of the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the

Underwritten Securities to be purchased by them. Certificates for the Underwritten Securities and the Option Securities, if any, or Depositary Receipts evidencing the Depositary Shares, as applicable, shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but any such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Underwritten Securities and the Option Securities, if any, or Depositary Receipts evidencing the Depositary Shares, as applicable, will be made available for examination and packaging by the Representatives not later than 10:00 a.m. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be, in New York, New York.

         SECTION 3. Covenants of the Company. The Company covenants with the Representatives and with each Underwriter participating in the offering of Underwritten Securities, as follows:

                           (a) In respect to each offering of Underwritten Securities, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Underwritten Securities; and the Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as the Representatives shall reasonably request.

                           (b) If, at the time the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Terms Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, a copy of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including amended Prospectuses), containing all information so omitted. If required, the Company will prepare and file or transmit for filing a Rule 462(b) Registration Statement not later than the date of execution of the Terms Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111 of the 1933 Act Regulations.

                           (c) The Company will notify the Representatives immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus to be filed pursuant to the 1933 Act, (iii) the receipt of any comments from the Commission,
         (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and the Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                           (d) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing and, unless required by law, will not file or use any such amendment or supplement or other documents in a form to which the Representatives or counsel for the Underwriters shall reasonably object.

                           (e) The Company will deliver to the Representatives as soon as available as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus) as the Representatives may reasonably request.

                           (f) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

                           (g) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                           (h) The Company will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions as the Representatives may designate; provided, however, that the Company shall not be obligated to (i) qualify as a foreign corporation in a jurisdiction it is not so qualified, (ii) file any general consent to service of process or (iii) take any actions that would subject it to income taxation in any such jurisdiction. In each jurisdiction in which the Underwritten Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities.

                           (i) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                           (j) The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds."

                           (k) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                           (l) The Company will file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities listed on such exchange and, to the extent the Preferred Stock, Common Stock Warrants or Debt Securities are listed on the New York Stock Exchange, the Company will use its best efforts to maintain the listing of any such Underwritten Securities listed on the New York Stock Exchange.

                           (m) In respect to each offering of Debt Securities, the Company will qualify an Indenture under the 1939 Act and will endeavor to have a Statement of Eligibility submitted on behalf of the Trustee.

                           (n) The Company will take all reasonable action necessary to enable Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's") or any other nationally recognized statistical rating organization to provide their respective credit ratings of any Underwritten Securities, if applicable.

                           (o) During the period specified in the applicable Prospectus Supplement, the Company and the Partnerships will not, without the prior written consent of Goldman, Sachs & Co., directly or indirectly, sell, offer to sell, transfer, hypothecate, grant any option for the sale of, or otherwise dispose of, (i) any securities of the same class or series or ranking on a parity with any Underwritten Securities (other than the Underwritten Securities covered by such Prospectus Supplement) or any security convertible into or exchangeable for such Underwritten Securities and (ii) if such Prospectus Supplement relates to Common Stock

         Warrants or Debt Securities or Preferred Stock that is convertible into or exchangeable for Common Stock, any Common Stock or Units or any security convertible into or exchangeable for shares of Common Stock. This transfer restriction does not apply to (i) grants of options, and the issuance of shares in respect of such options; (ii) the issuance of shares and units pursuant to a dividend reinvestment plan or stock purchase plan; (iii) the issuance of Common Stock on the exchange of Units; and (iv) the issuance of shares of Common Stock, or any security convertible into or exchangeable or exercisable for Common Stock, in connection with the acquisition of real property or an interest or interests in real property.

                           (p) With respect to the Common Stock issuable on exercise of Common Stock Warrants and the conversion of any Debt Securities and Preferred Stock (including Preferred Stock represented by Depositary Shares) if such securities are convertible into Common Stock, the Company will reserve and keep available at all times, free of preemptive rights and other similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue such Common Stock upon exercise of the Common Stock Warrants and conversion of the Debt Securities or Preferred Stock.

                           (q) With respect to the Common Stock issuable on exercise of Common Stock Warrants and the conversion of any Debt Securities and Preferred Stock (including Preferred Stock represented by Depositary Shares) if such securities are convertible into Common Stock, the Company will use its best efforts to list such Common Stock on the New York Stock Exchange.

                           (r) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

                           (s) During the period from the Closing Time until five years after the Closing Time, the Company will deliver to the Representatives, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Company mailed to its stockholders or filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) such other information concerning the Company and the Partnerships as the Representatives may reasonably request.

         SECTION 4. Payment of Expenses. The Company and the Partnerships will pay all expenses incident to the performance of their obligations under this Agreement and the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the cost of printing, or reproducing, and distributing to the Underwriters copies of this Agreement, the applicable Terms Agreement and any Deposit Agreement; (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, including capital duties, stamp duties and stock transfer taxes, if any, payable upon issuance of any of the Underwritten Securities, the sale of the Underwritten Securities to the Underwriters, their transfer between the Underwriters pursuant to an agreement between such Underwriters and the fees and expenses of the transfer agent for the Underwritten Securities; (iv) the fees and disbursements of the Company's and Partnerships' counsel and accountants; (v) the qualification of the Underwritten Securities and the Common Stock issuable upon exercise of Common Stock Warrants and conversion of Debt Securities or Preferred Stock, if any, under securities laws and real estate syndication laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey; (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto; (vii) the cost of printing, or reproducing, and delivering to the Underwriters copies of the Blue Sky Survey; (viii) the fee of the National Association of Securities Dealers, Inc.; (ix) the fees and expenses incurred in connection with the listing of the Underwritten Securities and the Common Stock issuable upon exercise of the Common Stock Warrants and conversion of Debt Securities or Preferred Stock, if any, on the New York Stock Exchange, any other national securities exchange or quotation system; (x) any fees charged by nationally recognized statistical rating organizations for the rating of the Preferred Stock or Debt Securities, if any; (xi) the printing and delivery to the Underwriters of copies of the Indenture; (xii) the fees and expenses of the Trustee, any Depositary and any Warrant Agent, including the reasonable fees and disbursements of counsel for the Trustee, Depositary or Warrant Agent, in connection with the Indenture, Deposit Agreement or Warrant Agreement, and the Underwritten Securities; (xiii) the preparation, issuance and delivery to the Depository Trust Company for credit to the accounts of the respective Underwriters of any global note registered in the name of Cede & Co., as nominee for the Depository Trust Company; and (xiv) any transfer taxes imposed on the sale of the Underwritten Securities to the several Underwriters.

                  If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 4 and 6 hereof; but, if for any other reason, any Underwritten Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Underwritten Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 4 and 6 hereof.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at Closing Time, of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

                           (a) At Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission; (ii) if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the public offering price of and the interest rate on the Underwritten Securities, as the case may be, and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the applicable Closing Time, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations; (iii) if Preferred Stock or Debt Securities are being offered, the rating assigned by any nationally recognized statistical rating organization as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed the Preferred Stock or Debt Securities on what is commonly termed a "watch list" for possible downgrading; (iv) if Debt Securities are being offered, the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of the Company as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed any long-term debt securities of the Company on what is commonly termed a "watch list" for possible downgrading; and (v) there shall not have come to the attention of the Representatives any facts that would cause the Representatives to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading. If a Rule 462(b) Registration Statement is required, such Rule 462(b) Registration Statement shall have been transmitted to the Commission for filing and have become effective within the prescribed time period, and, prior to Closing Time, the Company shall have provided to the Underwriters evidence of such filing and effectiveness in accordance with Rule 462(b) of the 1933 Act Regulations.

                           (b) At Closing Time the Representatives shall have received:

                                    (1) The favorable opinion, dated as of the
                  applicable Closing Time, of Hogan & Hartson L.L.P., counsel for the Company and the Partnerships in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                                                     (i) The Company was
                           incorporated and is existing in good standing as of the date of the certificate identified elsewhere in the opinion letter under the laws of the State of Maryland. The Company has the corporate power and corporate authority under its charter and the Maryland General Corporation Law, as amended (the "MGCL") to own, lease and operate its properties, to conduct its business as described in the Prospectus and to perform it obligations under this Agreement, the applicable Terms Agreement, any Warrant Agreement and any Indenture. The Company is authorized to transact business as a foreign corporation in good standing, as of the dates of the certificates identified elsewhere in the opinion letter, in those states in which the Company owns Properties either directly or through a partnership in which the Company is a general partner.

                                                     (ii) Each of the
                           Partnerships is a limited partnership formed and existing in good standing under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Delaware Act") as of the date of the certificate identified elsewhere in the opinion letter. Each Partnership has the partnership power and partnership authority under its partnership agreement and the Delaware Act to own, lease and operate its properties, to conduct its business as described in the Prospectus and to perform its obligations under this Agreement and any Terms Agreement. Each of the Partnerships is duly qualified or registered as a foreign partnership in good standing, as of the dates of the certificates identified elsewhere in the opinion letter, in those states in which such Partnership owns Properties.

                                                     (iii) Each of CarrAmerica
                           GP Holdings, Inc., Carr Real Estate Services, Inc. and Carr Development & Construction, Inc. (collectively, the "Significant Subsidiaries") was incorporated and is existing in good standing as of the date of the certificate identified elsewhere in the opinion letter under the laws of the state of its incorporation. Each of the Significant Subsidiaries has the corporate power and corporate authority under its charter and the laws of the state of its incorporation to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                                                     (iv) The capital stock of
                           the Company, as of the date specified in the Prospectus, is as set forth in the Prospectus under "Capitalization." To the knowledge of such counsel, except for shares reserved for issuance upon the redemption of Units or as otherwise disclosed in the Registration Statement, no shares of capital stock of the Company are reserved for any purpose. To the knowledge of such counsel, except as described in the Prospectus, and except in connection with stock or Unit options and in connection with dividend reinvestment plans and the possible issuance of shares of Common Stock upon the exchange of Units or as otherwise disclosed in the Registration Statement, there are no outstanding securities convertible into or exchangeable for any capital stock of the Company, and no outstanding options, rights or warrants to purchase or to subscribe for such shares or any other securities of the Company or either of the Partnerships. No holder of outstanding shares of Common Stock has any preemptive rights described in
                           Section 2-205(a) of the MGCL, or, to the knowledge of such counsel, and except as described in the Prospectus, any contractual right to subscribe for or purchase any such shares.

                                                     (v) The applicable
                           Underwritten Securities, if such Underwritten Securities are Common Stock, Preferred Stock or Depositary Shares, have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company, pursuant to this Agreement and the applicable Terms Agreement against payment of the consideration set forth in the Terms Agreement, will be validly issued, fully paid and non-assessable under the MGCL. The terms of the applicable Underwritten Securities conform in all material respects to all statements and descriptions related thereto contained in the Prospectus. The form of stock certificate to be used to evidence the applicable Underwritten Securities is in due and proper form and complies with all applicable legal requirements. The issuance of the applicable Underwritten Securities is not subject to any preemptive rights described in Section 2-205(a) of the MGCL, or, to the knowledge of such counsel, and except as described in the Prospectus, any contractual right to subscribe for or purchase any such Underwritten Securities or Common Stock. In addition, upon deposit by the Company of any Preferred Stock represented by Depositary Shares with the applicable Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Depositary Shares, in each case pursuant to the applicable

                           Deposit Agreement, such Depositary Shares will represent legal and valid interests in such Preferred Stock. The form of Depositary Receipt evidencing Depositary Shares is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the charter or by-laws of the Company and with the requirements of the New York Stock Exchange. The applicable Articles Supplementary are in full force and effect.

                                                     (vi) The applicable Deposit
                           Agreement, if such Underwritten Securities are Depositary Shares, has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the applicable Depositary) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Each registered holder of a Depositary Receipt under the applicable Deposit Agreement will be entitled to the proportional rights, preferences and limitations of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt and to such other rights as are granted to such registered holder in such Deposit Agreement.

                                                     (vii) The Common Stock
                           Warrants, if such Underwritten Securities are Common Stock Warrants, have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered in the manner provided for in this Agreement and any Terms Agreement and countersigned by the Warrant Agent as provided in the Warrant Agreement against payment of the consideration set forth in the Terms Agreement, will be duly executed, countersigned, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement under which they are to be issued. The terms of the Common Stock Warrants conform in all material respects to all statements and descriptions related thereto contained in the Prospectus. The issuance of the Common Stock Warrants is not subject to any preemptive rights described in Section 2-205(a) of the MGCL, or, to the knowledge of such counsel, and except as described in the Prospectus, any contractual right to subscribe for or purchase any such Common Stock Warrants or Common Stock.

                                                     (viii) The applicable
                           Underwritten Securities, if such Underwritten Securities are Debt Securities, are in the form contemplated in the Indenture, have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in this Agreement, the applicable Terms Agreement and the applicable Indenture, against payment of the consideration therefor specified in the applicable Terms Agreement, such Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and such Debt Securities will be enforceable against the Company in accordance with their terms. The terms of the applicable Underwritten Securities conform in all material respects to all statements and descriptions related thereto in the Prospectus. Such Underwritten Securities rank and will rank on a parity with all unsecured indebtedness (other than subordinated indebtedness of the Company that is outstanding on the Representation Date or that may be incurred thereafter) and senior to all subordinated indebtedness of the Company that is outstanding on the Representation Date or that may be incurred thereafter, except that such Underwritten Securities will be effectively subordinated to the prior claims of each secured mortgage lender to any specific Property which secures such lender's mortgage.

                                                     (ix) If applicable, the
                           Common Stock issuable upon exercise of the Common Stock Warrants or upon conversion of the Debt Securities or Preferred Stock (including Preferred Stock represented by Depositary Shares) will have been duly and validly authorized and reserved for issuance upon such conversion or exercise by all necessary action and such stock, when issued upon such conversion or exercise, will be duly and validly issued, fully paid and non-assessable, and the issuance of such stock upon such conversion or exercise will not be subject to any preemptive rights described in Section 2-205(a) of the MGCL, or, to the knowledge of such counsel, and except as described in the Prospectus, any contractual right to subscribe for or purchase any Common Stock. The Common Stock so issuable conforms in all material respects to all statements relating thereto contained in the Prospectus.

                                                     (x) Each of this Agreement
                           and the applicable Terms Agreement was duly and validly authorized, executed and delivered by the Company and the Company has the power and authority to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the applicable Terms Agreement, any Warrant Agreement, any Deposit Agreement, any Indenture and, if applicable, the Underwritten Securities, the performance of the obligations set forth herein or therein, and the consummation of the transactions contemplated hereby and thereby by the Company, will not (i) breach or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any Property or assets of the Company or its subsidiaries taken together as a whole, pursuant to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement which has been filed as an exhibit to the Registration Statement, or (ii) violate the charter or by-laws of the Company.

                                                     (xi) The applicable Warrant
                           Agreement, if any, has been duly authorized, executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Warrant Agent) constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms. The Warrant Agreement, if any, conforms in all material respects to all statements relating thereto contained in the Prospectus.

                                                     (xii) The Indenture has
                           been duly qualified under the 1939 Act and has been duly and validly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The Indenture conforms in all material respects to the descriptions thereof contained in the Prospectus.

                                                     (xiii) None of the Company
                           or either of the Partnerships is an investment company as such term is defined under the 1940 Act.

                                                     (xiv) No consent, approval,
                           authorization of or filing with any federal or Maryland or Delaware state governmental agency or authority is required in connection with the offering, issuance or sale of the applicable Underwritten Securities to the Underwriters hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or the 1939 Act or the 1939 Act Regulations or state or foreign securities laws or real estate syndication laws, as to which such counsel need express no opinion, or such as have been received prior to the date of this Agreement.

                                                     (xv) The documents
                           incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act (other than the financial statements and related schedules and financial information and data included therein, as to which no opinion need be rendered), at the time they were filed with the Commission, complied and will comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                                                     (xvi) The Registration
                           Statement is effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                                                     (xvii) At the time the
                           Registration Statement became effective and at the Representation Date, (A) the Registration Statement and the Prospectus (other than the financial statements and related schedules and financial information and data included therein, or the Statement of Eligibility, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (B) the Prospectus and the Term Sheet, if any, complied with Rule 434(c)(2).

                                                     (xviii) The statements made
                           in the Prospectus under the headings entitled "Description of Debt Securities," "Description of Preferred Stock," "Description of Common Stock," "Description of Common Stock Warrants," and the information in the applicable Prospectus Supplement under similar specified sections to the extent that they describe matters of law or legal conclusions, has been reviewed by them and is correct in all material respects.

                                                     (xix) To the knowledge of
                           such counsel, except as otherwise described in the Registration Statement or in the agreements referred to in an exhibit to such opinion, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.


                           The opinions rendered pursuant to clauses (viii),
                  (xi) and (xii) above may be subject to exceptions regarding bankruptcy and similar laws, general principles of equity and other customary exceptions reasonably acceptable to counsel for the Underwriters.

                           (2) [INTENTIONALLY LEFT BLANK]

                           (3) The favorable opinion, dated as of the applicable
                  Closing Time, of Rogers & Wells, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

                           (4) In giving their opinions required by subsections
                  (b)(1) and (b)(3), respectively, of this Section, Hogan & Hartson L.L.P. and Rogers & Wells shall additionally state that such counsel has participated in conferences with officers and other representatives of the Company and the independent public accountants for the Company at which the contents of the Registration Statement and the Prospectus and related matters were discussed and in the preparation of the Registration Statement and the Prospectus and, on the basis of the foregoing, nothing has come to their attention that would lead them to believe that either the Registration Statement or any amendment thereto (excluding the financial statements and financial schedules and financial information and data included or incorporated by reference therein or the Statement of Eligibility, as to which such counsel need express no belief), at the time it became effective or at the time an Annual Report on Form 10-K was filed by the Company with the Commission (whichever is later), or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (excluding the financial statements or financial schedules and financial information and data included or incorporated by reference therein or the Statement of Eligibility, as to which such counsel need express no belief), at the Representation Date or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           In giving their opinions, Hogan & Hartson L.L.P. and
                  Rogers & Wells may rely upon, or assume the accuracy of, (A) as to all matters of fact, certificates and written statements of officers and employees of and accountants for each of the

                  Company, the Partnerships and the Significant Subsidiaries and
                  (B) as to the qualification and good standing of each of the Company, the Partnerships and the Significant Subsidiaries to do business in any jurisdiction, certificates of appropriate government officials or opinions of counsel in such jurisdictions.

                           Hogan & Hartson L.L.P. shall additionally state that
                  the Underwriters may rely on their opinion addressed to the Company, and attached to the Registration Statement as Exhibit 8.1, as if such opinion were addressed to them.

                           (c) At Closing Time, (i) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company and the Partnerships, threatened against the Company, the Partnerships and any Subsidiary which would be required to be set forth in the Prospectus other than as set forth therein; (ii) there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Partnerships and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) no proceedings shall be pending or, to the knowledge of the Company and the Partnerships, threatened against such entity or any Subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding might result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Partnerships and the Subsidiaries, considered as one enterprise, other than as set forth in the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission or by the state securities authority of any jurisdiction; and (v) the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, evidencing compliance with the provisions of this subsection (c) and stating that the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time.

                           (d) At the time of the execution of the applicable Terms Agreement, the Representatives shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that: (i) they are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement, or incorporated by reference therein, and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, including a reading of the latest available interim financial statements of the Company a reading of the minute books of the Company inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements of the Company included in the Registration Statement, or incorporated by reference therein, do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations, or material modifications are required for them to be presented in conformity with generally accepted accounting principles, (B) the operating data and balance sheet data set forth in the Prospectus under the caption "Selected Consolidated Financial Data" were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement, (C) the pro forma financial information included or incorporated by reference in the Registration Statement was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement or did not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilations of the statements or (D) at a specified date not more than five days prior to the date of the applicable Terms Agreement, there has been any change in the capital stock of the Company or any increase in the debt of the Company or any decrease in the net assets of the Company as compared with the amounts shown in the most recent consolidated balance sheet of the Company included in the Registration Statement or incorporated by reference therein, or, during the period from the date of the most recent consolidated statement of operations included in the Registration Statement or incorporated by reference therein to a specified date not more than five days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in revenues, net income or funds from operations of the Company except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

                           (e) At Closing Time, the Representatives shall have received from KPMG Peat Marwick LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to Closing Time.

                           (f) At Closing Time, the Underwritten Securities, if such Underwritten Securities are Preferred Stock or Debt Securities, shall be rated investment grade by one or more nationally recognized statistical rating organizations and the Company shall have delivered to the Representatives a letter, dated the Closing Time, from each such rating organization, or other evidence satisfactory to the Representatives, confirming that such Underwritten Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to such Underwritten Securities or any of the Company's other debt securities by any nationally recognized securities rating organization, and no such securities rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of such Underwritten Securities or any of the Company's other debt securities.

                           (g) At Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the applicable Underwritten Securities as contemplated herein, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the applicable Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                           (h) At Closing Time, the Representatives shall have received a letter agreement from Security Capital Holdings S.A., wherein Security Capital Holdings S.A. shall agree that during the period specified in the applicable Prospectus Supplement they and their affiliates will not, without the prior written consent of Goldman, Sachs & Co. and the Company (which consent, in the case of the Company, will be subject to the approval of the Company's unaffiliated directors), directly or indirectly, sell, offer to sell, grant any option for the sale of, enter into any agreement to sell, or otherwise dispose of, (i) any securities of the same class or series or ranking on a parity with any Underwritten Securities or any security convertible into or exchangeable for shares of such Underwritten Securities, and (ii) if such Prospectus Supplement relates to Common Stock Warrants or Debt Securities or Preferred Stock that is convertible into or exchangeable for Common Stock, any Common Stock or Units or any security convertible into or exchangeable for shares of Common Stock. Such transfer restrictions do not apply to transfers to members of the family of such director or executive officer (or an entity for their benefit), or to the granting of a bona fide security interest to a secured party. Any transferees of such shares, Units or other securities will be likewise prohibited from making any transfer of shares, Units or other securities.

                           (i) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                                    (1) A certificate, dated such Date of
                  Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that their respective certificates delivered at Closing Time pursuant to Section 5(c) hereof remain true and correct as of such Date of Delivery.

                                    (2) The favorable opinion of Hogan & Hartson
                  L.L.P. in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by
                  Section 5(b)(1) hereof (including the statement of belief required by Section 5(b)(4) hereof).

                                    (3) The favorable opinion of Rogers & Wells,
                  counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(3) hereof.

                                    (4) A letter from KPMG Peat Marwick, in form
                  and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(i)(4) shall be a date not more than five days prior to such Date of Delivery.

                  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

         SECTION 6.   Indemnification.

                           (a) The Company will indemnify and hold harmless each
Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, Prospectus, preliminary prospectus supplement or Prospectus Supplement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such preliminary prospectus, preliminary prospectus supplement or the Prospectus or Prospectus Supplement, or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use under the caption "Plan of Distribution" or "Underwriting" in the Registration Statement (or any amendment thereto) or such preliminary prospectus, preliminary prospectus supplement or the Prospectus or Prospectus Supplement (or any amendment or supplement thereto).

                           (b) Each Underwriter will indemnify and hold harmless
the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, Prospectus, preliminary prospectus supplement or Prospectus Supplement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, Prospectus, preliminary prospectus supplement or Prospectus Supplement, or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use under the caption "Plan of Distribution" or "Underwriting" in the Registration

Statement (or any amendment thereto) or such preliminary prospectus, preliminary prospectus supplement or the Prospectus or Prospectus Supplement (or any amendment or supplement thereto); and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                           (c) Promptly after receipt by an indemnified party
under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                           (d) If the indemnification provided for in this
Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Underwritten Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it pursuant to the applicable Terms Agreement and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                           (e) The obligations of the Company under this Section
6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

         SECTION 7.   [INTENTIONALLY OMITTED].

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or the applicable Terms Agreement, or contained in certificates of the officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of the applicable Terms Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company and shall survive delivery of the Underwritten Securities to the Underwriters.

         SECTION 9.   Termination of Agreement.

                           (a) The Representatives may terminate the applicable
Terms Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if either the Company, the Partnerships or the Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; or
(ii) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any change in the capital stock or long-term debt of the Company, the Partnerships or the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, the Partnerships or the Subsidiaries, otherwise than as set forth or contemplated in the Prospectus; or (iii) if there has occurred any downgrading in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock; or (iv) if there has occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the American Stock Exchange or a suspension or material limitation in trading in the Common Stock on the New York Stock Exchange, or if a general moratorium on commercial banking activities has been declared by either Federal, New York or Maryland authorities; or (v) if there has occurred any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in Clause (i), (ii) or (v) of this Section 9(a) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwritten Securities on the terms and in the manner contemplated in the Prospectus. As used in this
Section 9(a), the term "Prospectus" means the Prospectus together with any Prospectus Supplement in the form first used to confirm sales of the Underwritten Securities.

                           (b) In the event of any such termination, in respect
to such terminated Terms Agreement, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(i) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 6 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                           (a) if the number of Defaulted Securities does not exceed 10% of the Underwritten Securities to be purchased pursuant to such Terms Agreement, each of the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                           (b) if the number of Defaulted Securities exceeds 10% of the Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

                  In the event of any such default which does not result in a termination of the applicable Terms Agreement, each of the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, attention Registration Department; notices to the Company shall be directed to 1700 Pennsylvania Avenue, N.W., Washington, D.C. 20006, attention of Thomas A. Carr.

         SECTION 12. Parties. This Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the applicable Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Governing Law and Time. This Agreement and the Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                       Very truly yours,

                                       CARRAMERICA REALTY CORPORATION


                                       By: /s/ Brian K. Fields
                                           -------------------------------
                                           Name:  Brian K. Fields
                                           Title: Chief Financial Officer







CONFIRMED AND ACCEPTED,
as of the date first above written:

GOLDMAN, SACHS & CO.
LEGG MASON WOOD WALKER, INCORPORATED
J.P. MORGAN SECURITIES INC.
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.

By:  GOLDMAN, SACHS & CO.



/s/ Goldman, Sachs & Co.
--------------------------------------
(Goldman, Sachs & Co.)
For themselves and as Representatives
of the Underwriters named herein